Exhibit 10.4

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, modified, supplemented, replaced or restated from time to time, this “Agreement”), dated as of March 30, 2026, is made by and between PERFECT MOMENT LTD., a Delaware corporation (the “Grantor”) and X3 HIGHER MOMENT FUND LLC, as Administrative Agent for the Lenders, as defined in the Loan Agreement referred to below (together with endorsees, successors and assigns, in such capacity .the “Secured Party”).

R E C I T A L S:

A. The Lenders have agreed to extend credit to the Borrower pursuant to the terms of that certain Loan Agreement dated of even date herewith among the Borrower, the Guarantors (as defined therein) party thereto, the lenders from time to time party thereto (the “Lenders”) and the Secured Party, as Administrative Agent (such agreement as it may be amended, restated, or otherwise modified from time to time is referred to herein as the “Loan Agreement”).

B. The execution and delivery of this Agreement is required by the Loan Agreement as a condition to the effectiveness of the Loan Agreement and the making of extensions of credit thereunder.

C. Terms defined in the Loan Agreement, and not otherwise defined herein, are used herein with their meanings as set forth in the Loan Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans pursuant to the Loan Agreement, the parties hereto hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in the Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means the occurrence of any of the events referred to in Section 7.01 of the Loan Agreement.

“Obligor” means any Person now or hereafter obligated to pay or perform all or any part of the Secured Obligations.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in any Subsidiary now or hereafter owned by the Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 2 (as amended or supplemented from time to time).

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“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Entity, or any other entity of whatever nature.

“Pledge Supplement” has the meaning specified in Section 3(g).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other equity securities of the Subsidiaries of the Grantor, whether certificated or uncertificated; (iii) other Investment Property of the Grantor; (iv) warrants, options or other rights entitling the Grantor to acquire any interest in capital stock or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (vii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (viii) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (ix) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Grantor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other similar agreement relating to any Pledged Collateral.

“Pledged Shares” means all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of any Subsidiary now or hereafter owned by the Grantor, including each Subsidiary identified on Schedule 2 (as amended or supplemented from time to time).

“Related Person” means, as to any Person, the directors, officers, employees, agents, counsel and other advisors of such Person.

“Secured Obligations” means Obligations (as defined in the Loan Agreement) and all charges and expenses of enforcement or collection of such Obligations incurred by the Secured Party, including court costs, and reasonable attorneys’ fees.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

(c) Terms Defined in UCC. “Investment Property” and “Proceeds” has the meaning assigned to such term in the UCC. Where applicable and except as otherwise defined herein, other terms used in this Agreement and defined in Article 8 or 9 of the UCC shall have the meanings assigned to them in Article 8 or 9 of the UCC.

(d) Interpretation. The rules of interpretation set forth in the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference. Additionally, in this Agreement, except to the extent the context otherwise requires: (i) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (ii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; and (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

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SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Grantor hereby grants to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under the following personal property and assets of the Grantor, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Pledged Collateral and (ii) all products and Proceeds of any and all of the foregoing.

(b) Continuing Security Interest. The Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18.

SECTION 3 Perfection and Priority.

(a) Financing Statements. The Grantor hereby authorizes the Secured Party to file at any time and from time to time any financing statements, amendments to financing statements and continuation financing statements the Secured Party may require to perfect and to continue the perfection of, and maintain the priority of, the Secured Party’s security interest in the Collateral. Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Secured Party of any financing statement with respect to the Collateral filed prior to the date hereof.

(b) Delivery of Pledged Collateral. Subject to Sections 3(d) and (e) below, the Grantor hereby agrees to deliver to or for the account of the Secured Party, at the address and to the Person to be designated by the Secured Party, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Secured Party.

(c) Control. The Grantor will cooperate with the Secured Party in obtaining control of any Pledged Collateral, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in such Collateral.

(d) Additional Subsidiaries. In the event that the Grantor acquires rights in any Subsidiary after the date hereof, it shall within five (5) days of such acquisition (or such later date agreed to by the Secured Party) notify the Secured Party of such Subsidiary and within thirty (30) days of such acquisition (or such later date agreed to by the Secured Party) deliver to the Secured Party a completed pledge supplement, substantially in the form of Exhibit A (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to the Pledged Collateral related to such Subsidiary immediately upon the Grantor’s acquisition of rights therein and shall not be affected by the failure of the Grantor to deliver a Pledge Supplement.

(e) Further Action and Documents. The Grantor shall execute and deliver to the Secured Party such assignments, notices, other documents and instruments, in form satisfactory to the Secured Party, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of, and provide notice of the Secured Party’s security interest in, the Collateral, and to accomplish the purposes of this Agreement.

SECTION 4 Representations and Warranties. The Grantor represents and warrants to the Secured Party that:

(a) [Reserved].

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(b) Collateral. The Grantor has rights in or the power to transfer the Collateral, and the Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Liens.

(c) Pledged Collateral. (i) All of the Pledged Shares and Partnership and LLC Collateral of the Grantor have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of the Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable law and any applicable partnership or operating agreement, (ii) the Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) the Pledged Shares and Partnership and LLC Collateral of the Grantor constitute 100% of the issued and outstanding shares of capital stock of all directly and indirectly owned Subsidiaries of the Grantor, (iv) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by the Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of the Grantor, have been disclosed in writing to the Secured Party, and (v) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of the Grantor, such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms.

SECTION 5 Covenants. So long as any of the Secured Obligations remain unsatisfied, the Grantor agrees that:

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

(d) Pledged Collateral. If any Pledged Collateral Agreement relating to any Partnership and LLC Collateral provides specifically that the Partnership and LLC Collateral which is the subject of such Pledged Collateral Agreement shall be securities and governed by Article 8 of the applicable Uniform Commercial Code (an “Article 8 Opt-in”), the Grantor shall ensure that such Pledged Collateral Agreement continues to so provide. If, however, any such Pledged Collateral Agreement does not contain an Article 8 Opt-in, the Grantor shall not hereafter amend any such Pledged Collateral Agreement or otherwise take any action to provide for any Article 8 Opt-in therein. The Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of the Grantor with respect to any such Pledged Collateral in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of the Secured Party’s security interest therein.

SECTION 6 Voting Rights and Distributions. Unless and until an Event of Default shall have occurred and be continuing, the Grantor shall have the right to vote the Pledged Collateral held by the Grantor and to give consents, ratifications and waivers in respect thereof, to the same extent as the Grantor would if such Pledged Collateral were not pledged to the Secured Party pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the ownership interests in or of the Pledged Collateral or be inconsistent with or violate any provision of this Agreement, the Loan Agreement or any other Loan Documents. At the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by the Grantor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account with the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any such Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, and to the extent permitted by applicable law, following prior written notice to the Grantor, (i) to cause any of the Pledged Collateral to be transferred into the Secured Party’s name or into the name of the Secured Party’s nominee or nominees, and to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and certificated Pledged Collateral for certificates of larger or smaller denominations, and (ii) to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by the Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Secured Party were the absolute owner thereof; provided that the Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so.

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SECTION 7 Authorization; the Secured Party Appointed Attorney-in-Fact. The Secured Party shall have the right to, in the name of the Grantor, or in the name of the Secured Party or otherwise, without notice to or assent by the Grantor, and the Grantor hereby constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) take possession of and collect any Proceeds of any Collateral; (ii) file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Secured Party may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Secured Party with respect to the Collateral; (iii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The Secured Party agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney pursuant to clauses (i) through (iv) hereinabove. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of the Loan Documents). The Grantor hereby ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 The Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, the Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care as required by applicable law to assure the safe custody of Collateral in the Secured Party’s possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 9 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Grantor agrees that, to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default:

(i) The Secured Party may collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine.

(ii) The Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(iii) The Secured Party may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Grantor’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. The Secured Party shall give the Grantor such prior written notice of any public or private sale as may be required by the UCC or other applicable law, it being understood that ten (10) days’ prior written notice shall be deemed commercially reasonable by the parties hereto. The Grantor recognizes that the Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(iv) The Secured Party shall not have any obligation to prepare the Collateral for sale. The Secured Party has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Secured Party’s rights against the Grantor. The Grantor waives any right it may have to require the Secured Party to pursue any third Person for any of the Secured Obligations. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Secured Party sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Secured Party. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and the Grantor shall be credited with the proceeds of the sale.

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(b) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of the Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied in accordance with the Loan Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

(c) Certain Consents and Waivers.

(i) The Grantor waives, to the fullest extent permitted by law, (A) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; and (B) any right to require the Secured Party (1) to proceed against any Person, (2) to exhaust any other collateral or security for any of the Secured Obligations, (3) to pursue any remedy in the Secured Party’s power, or (4) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral.

(ii) The Grantor agrees that at any time and from time to time, without notice to or the consent of the Grantor, without incurring responsibility to the Grantor, and without impairing or releasing the security interests provided for herein or otherwise impairing the rights of the Secured Party hereunder, all as the Secured Party may deem advisable: (A) the time, manner, place or terms of any payment under the Loan Documents may be extended or changed by an amendment, modification or renewal of the Loan Documents or otherwise; (B) the time for any Obligor’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Secured Party may deem proper; (C) the Secured Party may discharge or release, in whole or in part, any guarantor or any other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Secured Obligations, nor shall the Secured Party be liable to the Grantor for any failure to collect or enforce payment of the Secured Obligations or to realize on any other collateral therefor; (D) in addition to the Collateral, the Secured Party may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (E) the Secured Party may request and accept any guaranties of the Secured Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (F) the Secured Party may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Loan Documents and any power of sale) granted by the Loan Documents or other security document or agreement, or otherwise available to the Secured Party, with respect to the Secured Obligations, any of the Collateral or other security for any or all of the Secured Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Grantor against any other Obligor.

(iii) Additionally, the Grantor waives and agrees not to assert: (A) any right to require any of the Secured Party to proceed against any other Obligor or any other Person, or to proceed against or exhaust any other security held by the Secured Party (except to the extent required by applicable law) or to pursue any other right, remedy, power or privilege of the Secured Party whatsoever; (B) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Grantor or the right of the Grantor to proceed against any Obligor or any other Person for reimbursement; and (C) without limiting the generality of the foregoing, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Agreement.

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(iv) Until the Secured Obligations shall be satisfied in full, the Grantor shall not have, or directly or indirectly exercise, (A) any rights that it may acquire by way of subrogation under or in respect of this Agreement or otherwise, or (B) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Agreement.

SECTION 10 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Loan Agreement. All such notices and communications shall be effective as set forth in the Loan Agreement.

SECTION 11 No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 12 Costs and Expenses. The Grantor agrees to pay fees, costs and expenses to the extent required by Section 9.03 of the Loan Agreement. The agreements in this Section 12 shall survive the repayment of all Secured Obligations.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Secured Party and their respective successors and permitted assigns.

SECTION 14 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 9.10, 9.12 and 9.16 of the Loan Agreement with respect to governing law, submission to jurisdiction and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall not be amended except by the written agreement of the parties hereto.

SECTION 16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Counterparts hereof may be delivered by facsimile or PDF electronic transmission, which shall be effective as a manually signed original counterpart.

SECTION 18 Termination. Upon the payment and performance in full of all Secured Obligations and the termination of the obligation of the Lenders to extend further credit under the Loan Agreement, the security interests created by this Agreement shall automatically and immediately terminate without further action by any party and all rights in the Collateral shall immediately revert to Grantor. Upon such termination and from time to time thereafter, the Secured Party shall promptly execute and deliver to the Grantor (at its cost and expense) such documents and instruments reasonably requested by the Grantor to evidence the termination and release of all security interests given by the Grantor to the Secured Party hereunder. In addition, upon request of Grantor and in connection with a disposition permitted under the Loan Agreement, the Secured Party shall release its Lien contained in any Pledged Collateral permitted to be disposed of thereunder and shall execute and deliver to the Grantor (at Grantor’s cost and expense) such documents and instruments reasonably requested by the Grantor to evidence the termination and release of all Liens given by the Grantor to the Secured Party in respect of such Pledged Collateral.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

PERFECT MOMENT LTD.

By	/s/ Craig Weerasinghe
Name:	Craig Weerasinghe
Title:	Chief Financial and Operations Officer

Signature Page 1 to Pledge Agreement

SECURED PARTY:

X3 HIGHER MOMENT FUND LLC

By	/s/ Andrew J. Redleaf
Name:	Andrew J. Redleaf
Title:	Managing Member

Schedule 1

to the Pledge Agreement

[Reserved].

Schedule 2

to the Pledge Agreement

1. PARTNERSHIP AND LLC COLLATERAL

None.

2. PLEDGED SHARES

Issuer	Grantor	Jurisdiction	Percentage owned	Certificate No.	No. of Shares/Interest
Perfect Moment USA Inc.	Perfect Moment Ltd.	Delaware	100%	Uncertificated	N/A
Perfect Moment Asia Limited	Perfect Moment Ltd.	Hong Kong	100%	No. 38	2,448.35
				No. 58	687
Perfect Moment International AG	Perfect Moment Ltd.	Switzerland	100%	1	100,000

Exhibit A

to the Pledge Agreement

FORM OF PLEDGE SUPPLEMENT

To:	X3 HIGHER MOMENT FUND LLC

Re:	Perfect Moment Loan Agreement

Ladies and Gentlemen:

This Pledge Supplement (this “Pledge Supplement”) is made and delivered as of _________, 20__ pursuant to Section 3(d) of that certain Pledge Agreement, dated as of March 30, 2026 (as amended, modified, supplemented, replaced or restated from time to time, the “Pledge Agreement”), between Perfect Moment Ltd., a Delaware corporation (the “Grantor”) and X3 High Moment Fund LLC, as Administrative Agent for the Lenders (the “Secured Party”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Pledge Agreement.

The Grantor confirms and agrees that all Pledged Collateral of the Grantor, including the property described on the supplemental schedule attached hereto, shall be and become part of the Collateral and shall secure all Secured Obligations.

Schedule 2 to the Pledge Agreement is hereby amended by adding to such Schedule 2 the information set forth in the supplement attached hereto.

This Pledge Supplement shall constitute a Loan Document.

THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

PERFECT MOMENT LTD.

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 2

to the Pledge Agreement

1. PARTNERSHIP AND LLC COLLATERAL

Limited Liability Company Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

Partnership Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Type of Partnership Interest	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

2. PLEDGED SHARES

Pledged Shares Held by the Grantor

Grantor	Name of Issuer of Pledged Shares	Number and Class of Pledged Shares	Certificate Numbers	Certificate Dates	Percentage Ownership Interest